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                                                                Exhibit 5.2


                            [LOGO]

                      September 26, 2001


Choctaw Resort Development Enterprise
Post Office Box 6260, Choctaw Branch
Choctaw, MS 39350

RE:  $200,000,000 IN AGGREGATE PRINCIPAL AMOUNT OF THE
     ENTERPRISE'S 9-1/4% SENIOR NOTES DUE 2009

Ladies and Gentlemen:

In connection with the proposed offering of up to $200,000,000 in aggregate principal amount of the Enterprise's 9-1/4% Senior Notes due 2009 (the "Exchange Notes") by the Choctaw Resort Development Enterprise (the "Enterprise"), registered under the Securities Act of 1933, as amended, on Form S-4 filed with the Securities and Exchange Commission (the "SEC") on September 26, 2001 (File No. 333-63348) (the "Registration Statement"), related to the offer (the "Exchange Offer") to exchange the Enterprise's 9-1/4% Senior Notes due 2009 (the "Old Notes") for the Exchange Notes, you have requested our opinion with respect to the matters set forth below. The Notes were, and the Exchange Notes will be, issued pursuant to an Indenture, dated as of March 30, 2001 (the "Indenture"), among the Enterprise, The Mississippi Band of Choctaw Indians (the "Tribe") and Firstar Bank, N.A., as trustee (the "Trustee"). This opinion is being rendered to you pursuant to Sections 7.02 and 13.04 of the Indenture with respect to the authentication and delivery by the Trustee of the Exchange Notes issued, pursuant to Section
2.02 of the Indenture. Other capitalized terms used herein without definition have the meanings assigned to them in the Indenture.

As such counsel, and except as our scope of inquiry is expressly limited herein below, we have made such investigations of fact and law, obtained such certificates, and done such other things as we have deemed necessary for the purpose of the opinion.

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Choctaw Resort Development Enterprise
September 26, 2001
Page 2


We are opining herein as to the effect on the subject transaction only of the federal laws of the United States (other than federal securities, tax and Indian law), the law of the Tribe and the Internal laws of the State of Mississippi (other than securities laws), and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction. We express no opinion on any other issues except those set out in points a) - d) below.

In rendering our opinions set forth below, we have assumed and not verified the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons. With respect to all parties to agreements or instruments relevant hereto other than the Tribe and the Issuer, we have assumed that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized, executed and delivered by all requisite action (corporate or otherwise) by such parties and that such agreements or instruments are the valid, binding, and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon the representations made in the certificates of officers of the Issuer and the Tribe and of public officials delivered at the Closing.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

        a) the Enterprise and the Tribe are duly organized, validly existing and in good standing under the laws of their jurisdiction of organization;

        b) the Enterprise has the requisite organizational and legal power and authority to perform its obligations under the Exchange Notes.

        c) the Tribe and the Enterprise have duly authorized, executed and delivered the Indenture to which they are a party.

        d) the Tribe and the Enterprise have duly authorized the execution and delivery of the Exchange Notes.

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Choctaw Resort Development Enterprise
September 26, 2001
Page 3


We hereby consent to the filing of this opinion letter as part of Exhibit 5.2 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                        Sincerely,

                                        /s/ C. Bryant Rogers
                                        ------------------------------------
                                        C. BRYANT ROGERS


CBR/jt